OAKWOOD ACCEPTANCE CORPORATION
                           ANNUAL OFFICER'S CERTIFICATE

                  DEUTSCHE FINANCIAL CAPITAL SECURITIZATION LLC
                  SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES
                                  SERIES 1998-I

Pursuant to Section 3.13(a) of the Standard Terms to Pooling and Servicing Agreement (November 1995 Edition) which is incorporated in the Pooling and Servicing Agreement dated February 1, 1998 among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation (the "Servicer") and PNC Bank, N.A., the undersigned officer of the Servicer hereby certifies that a review of the activities of the Servicer during the period October 1, 1997 through September 30, 1998 and of its performance under the Pooling and Servicing Agreement has been made under his supervision and to the best of his knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement through such period.



By:  /s/ Douglas R. Muir

Name:  Douglas R. Muir

Title:  Vice President

Date:  September 30, 1998